EXHIBIT 6.3(e)

                    INSTRUMENT OF ASSUMPTION OF THE CONTRACTS
                          THAT ARE ASSUMED LIABILITIES



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                                 SCHEDULE 1.1(b)

                                LIST OF INVENTORY




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                                  SCHEDULE 1.2

                             LIST OF EXCLUDED ASSETS



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                                  SCHEDULE 2.1

                           LIST OF ASSUMED LIABILITIES



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                                 SCHEDULE 4.1(c)

                              FINANCIAL INFORMATION